     Exhibit 32.2
Section 1350 Certifications

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     The undersigned, Jose Luis Munoz Aviles, the Chief Financial Officer of Chile Mining Technologies Inc. (the “Company”), DOES HEREBY CERTIFY that:

          1. The Company’s Quarterly Report on Form 10-Q for the six months ended December 31, 2010 (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

          2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

     IN WITNESS WHEREOF, the undersigned has executed this statement the 22nd day of February, 2011.

/s/ Jose Luis Munoz Aviles
Jose Luis Munoz Aviles
Chief Financial Officer
(Principal Financial and
Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Chile Mining Technologies Inc. and will be retained by Chile Mining Technologies Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The forgoing certification is being furnished to the Securities and Exchange Commission pursuant to § 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.